                                                               Exhibit (a)(1)(B)

                                 PURCHASE NOTICE

                                  TO SURRENDER

                                 CELESTICA INC.

                     LIQUID YIELD OPTION(TM) NOTES DUE 2020

                           (ZERO COUPON-SUBORDINATED)

                 PURSUANT TO THE COMPANY NOTICE DATED JULY 5, 2005

CUSIP Numbers: 15101QAA6*

                 -------------------------------------------------

* No representation is made with respect to the accuracy of the CUSIP number as printed on the Securities or as contained herein.


     This Purchase Notice relates to the purchase of Liquid Yield Option(TM) Notes due 2020 (Zero Coupon-Subordinated) (the "Securities") of Celestica Inc., an Ontario, Canada corporation ("Celestica"), at the option of the holder thereof, pursuant to the terms and conditions as set forth in the Company Notice, dated July 5, 2005, and the Indenture, dated as of August 1, 2000, between the Company and JPMorgan Chase Bank, N.A. (as successor to The Chase Manhattan Bank), as Trustee (the "Depositary").

     Your right to surrender your Securities to Celestica for purchase will expire at 5:00 p.m., Eastern Daylight Time, on Tuesday, August 2, 2005 (the "Purchase Date"). Holders of Securities (the "Holders") must validly surrender Securities for purchase (and not have withdrawn such Securities) prior to 5:00 p.m., Eastern Daylight Time, on August 2, 2005, in order to receive $572.82 per $1,000 principal amount at maturity of Securities (the "$1,000 principal amount"). Securities surrendered for purchase may be withdrawn at any time prior to 5:00 p.m., Eastern Daylight Time, on Tuesday, August 2, 2005. HOLDERS THAT SURRENDER THROUGH THE DEPOSITORY TRUST COMPANY ("DTC") NEED NOT SUBMIT A PHYSICAL COPY OF THIS PURCHASE NOTICE TO THE DEPOSITARY IF SUCH HOLDERS COMPLY WITH THE TRANSMITTAL PROCEDURES OF DTC.

BY FACSIMILE TRANSMISSION CERTIFIED:     IF BY OVERNIGHT COURIER OR HAND:       IF BY REGISTERED OR CERTIFIED MAIL:
JPMorgan Chase Bank, N.A.                JPMorgan Chase Bank, N.A.              JPMorgan Chase Bank, N.A.
(214) 468-6494                           ITS Bond Events                        ITS Bond Events
(For Eligible Institutions Only)         2001 Bryan Street, 9th Floor           P.O. Box 2320
Attention:  Frank Ivins                  Dallas, Texas 75201                    Dallas, Texas 75221
                                         Attn: Frank Ivins

     The instructions accompanying this Purchase Notice should be read carefully before this Purchase Notice is completed.

     This Purchase Notice can be used only if:

- certificates representing Securities are to be physically delivered with it to the Depositary, or

- a surrender of Securities is being made concurrently by book-entry transfer to the Depositary's account at DTC through the DTC's Automatic Tenders over the Participant Terminal System, subject to the terms and procedures of that system. Holders that surrender through DTC need not submit a physical Purchase Notice to the Depositary if such Holders comply with the transmittal procedures of DTC.

     Any beneficial owner whose Securities are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to surrender such Securities should contact such registered holder of the Securities promptly and instruct such registered holder to surrender on behalf of the beneficial owner.

     Delivery of this Purchase Notice and all other required documents to an address other than as set forth above does not constitute valid delivery to the Depositary. Delivery of documents to DTC or Celestica does not constitute delivery to the Depositary. The method of delivery of all documents, including certificates representing Securities, is at the risk of the Holder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. You must sign this Purchase Notice in the appropriate space provided therefore, with signature guarantee if required, and complete the Form W-9 set forth below. See instructions 1, 2 and 12.

Ladies and Gentlemen:

     By execution of this Purchase Notice, each signatory hereof (the "undersigned") represents that the undersigned has received the Company Notice, dated July 5, 2005 (the "Company Notice"), of Celestica Inc., an Ontario,
Canada corporation ("Celestica"), which provides the notice to the holders (the "Holders") required pursuant to the Indenture, dated as of August 1, 2000 (the "Indenture"), between Celestica and JPMorgan Chase Bank, N.A. (as successor to The Chase Manhattan Bank), a national banking association organized and existing under the laws of the United States of America, as Trustee (referred to herein as the "Depositary"). This Purchase Notice relates to Celestica's Liquid
Yield Option(TM) Notes due 2020 (Zero Coupon-Subordinated) (the
"Securities"), and the Holder's right to surrender the Securities for purchase by Celestica for $572.82 per $1,000 principal amount at maturity of the Securities (the "Purchase Price"), subject to the terms and conditions of the Indenture and the Company Notice. Upon the terms and subject to the conditions set forth herein and the Indenture, and effective upon the acceptance for payment thereof, the undersigned hereby irrevocably sells, assigns and transfers all right and title to Celestica in and to the Securities surrendered hereby.

     The undersigned hereby irrevocably constitutes and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Depositary also acts as the agent of Celestica) with respect to such Securities, with full power of substitution (such power-of-attorney being deemed to be an irrevocable power coupled with an interest) to (1) present such Securities and all evidences of transfer and authenticity to, or transfer ownership of, such Securities on the account books maintained by the Depository Trust Company ("DTC") to, or upon the order of, Celestica, (2) present such Securities for transfer and cancellation on the books of the relevant security registrar, and (3) receive all benefits and otherwise exercise all rights of beneficial ownership of such Securities, all in accordance with the terms of and conditions to the Company Notice and the Indenture.

     The undersigned hereby represents and warrants that:

     (a) the undersigned owns the Securities surrendered hereby as contemplated by Rule 13e-4 promulgated under the Securities Exchange Act of 1934, as amended, and has full power and authority to validly surrender the Securities surrendered hereby;
     (b) when and to the extent Celestica accepts such Securities for payment, Celestica will acquire good, marketable and unencumbered title to them, free and clear of all security interests, liens, charges, encumbrances, conditional sales agreements or other obligations relating to their surrender or transfer, and not subject to any adverse claim;
     (c) on request, the undersigned will execute and deliver any additional documents that the Depositary or the Company deems necessary or desirable to complete the surrender of the Securities surrendered for purchase hereby and accepted for payment; and
     (d) the undersigned agrees to all of the terms of the Company Notice and this Purchase Notice.

     The undersigned understands that surrender of the Securities is not made in acceptable form until receipt by the Depositary of this Purchase Notice, duly completed and signed, together with all accompanying evidence of authority in form satisfactory to Celestica in its sole discretion (which may delegate power in whole or in part to the Depositary). All questions as to form of documents, eligibility, validity (including time of receipt) and acceptance for payment of any surrender of Securities for purchase hereunder will be determined by Celestica in its sole discretion (which may delegate power in whole or in part to the Depositary) and such determination shall be final and binding on all parties.

     The undersigned understands that all Securities properly surrendered for purchase and not withdrawn prior to 5:00 p.m., Eastern Daylight Time, on Tuesday, August 2, 2005 (the "Purchase Date") will be purchased at the Purchase Price, in cash, upon the terms and conditions specified in the Indenture and as set forth in the Company Notice. The undersigned understands that acceptance of the Securities by Celestica for payment will constitute a binding agreement between the undersigned and Celestica upon the terms and subject to the conditions of the Indenture, the Company Notice and this Purchase Notice.

     The check for the aggregate Purchase Price for such of the Securities surrendered hereby as are purchased will be issued to the order of the undersigned and mailed to the address indicated in the box entitled "Description of Securities Being Surrendered for Purchase," unless otherwise indicated in the boxes entitled "Special Issuance Instructions" or "Special Delivery Instructions" herein. In the event that the boxes entitled "Special Issuance Instructions" and/or "Special Delivery Instructions" are completed, the check will be issued in the name of, and the payment of the aggregate Purchase Price will be mailed to, the address so indicated.

     All authority conferred or agreed to be conferred in this Purchase Notice shall not be affected by and shall survive the death or incapacity of the undersigned, and any obligations of the undersigned under this Purchase Notice shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.



                        NOTE: SIGNATURES MUST BE PROVIDED

               PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

            DESCRIPTION OF SECURITIES BEING SURRENDERED FOR PURCHASE


 NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S)                     SECURITIES SURRENDERED FOR PURCHASE
(PLEASE FILL IN EXACTLY AS NAME(S) APPEAR(S) ON                (ATTACH ADDITIONAL SIGNED LIST, IF NECESSARY)
               SECURITIES)(1)



                                                                SECURITY       PRINCIPAL AMOUNT    PRINCIPAL AMOUNT
                                                               CERTIFICATE      REPRESENTED BY     SURRENDERED FOR
                                                              NUMBER(S)(2)        SECURITIES        PURCHASE(2)(3)





                                                              TOTAL AMOUNT
                                                             SURRENDERED FOR
                                                                PURCHASE

--------------------------------------------------------------------------------
(1) Must correspond exactly to the name(s) that appear(s) on the certificate(s) for the Securities and the Depositary's record of registered holders or, if surrendered by a DTC participant, exactly as such participant's name(s) and address(es) appear(s) on the security position listing of DTC.

(2) Need not be completed if Securities are being surrendered for purchase by book-entry transfer.

(3) If you desire to surrender for purchase less than the entire principal amount evidenced by the Securities listed above, please indicate in this column the portion of the principal amount of such Securities that you wish to surrender for purchase, otherwise, the entire principal amount evidenced by such Securities will be deemed to have been surrendered for purchase.

                               METHOD OF DELIVERY

/ /  CHECK HERE IF SECURITIES ARE BEING PHYSICALLY DELIVERED HEREWITH.

/ / CHECK HERE IF SECURITIES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE DEPOSITARY WITH DTC, AND COMPLETE THE
     FOLLOWING:

Name of Surrendering Institution:
                                 -----------------------------------------------

DTC Account Number:
                     -----------------------------------------------------------

Contact Person:
                 ---------------------------------------------------------------

Address:
          ----------------------------------------------------------------------

Telephone (with international dialing code):
                                             -----------------------------------

Facsimile (with international dialing code):
                                             -----------------------------------

Date Surrendered:
                   -------------------------------------------------------------

Transaction Code Number:
                         -------------------------------------------------------

                                SPECIAL ISSUANCE
                                  INSTRUCTIONS
                        (SEE INSTRUCTIONS 2, 4, 5 AND 6)

         To be completed ONLY if Securities not surrendered or not purchased and/or any check for the aggregate Purchase Price of Securities purchased are to be issued in the name of and sent to someone other than the undersigned, or if Securities surrendered by book-entry transfer that are not accepted for purchase are to be credited to an account maintained at DTC other than the one designated above.

     Issue Check and/or Securities to:

Name:
       -------------------------------------------------------------------------
                                 (PLEASE PRINT)

Address:
          ----------------------------------------------------------------------

          ----------------------------------------------------------------------
                              (INCLUDE ZIP CODE)

          ----------------------------------------------------------------------
                       (TAXPAYER IDENTIFICATION NUMBER OR
                             SOCIAL SECURITY NUMBER)

         Credit unpurchased Securities by book-entry to DTC account number:

--------------------------------------------------------------------------------
                              (DTC ACCOUNT NUMBER)


--------------------------------------------------------------------------------

                                 (ACCOUNT PARTY)
                                SPECIAL DELIVERY
                                  INSTRUCTIONS
                        (SEE INSTRUCTIONS 2, 4, 5 AND 6)

         To be completed ONLY if Securities not surrendered or not purchased and/or any check for the aggregate Purchase Price of Securities purchased, issued in the name of the undersigned, are to be sent to someone other than the undersigned, or to the undersigned at an address other than that indicated above.

Mail Check and/or Securities to:

Name:
      --------------------------------------------------------------------------
                                 (PLEASE PRINT)

Address:
          ----------------------------------------------------------------------


          ----------------------------------------------------------------------
                               (INCLUDE ZIP CODE)

            NOTE: SIGNATURES MUST BE PROVIDED ON THE FOLLOWING PAGE.

              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

                                    SIGN HERE

                           (SEE INSTRUCTIONS 1 AND 5)

                           (PLEASE COMPLETE FORM W-9)

         Must be signed by registered Holder(s) exactly as name(s) appear(s) on the Securities or on a security position listing or by person(s) authorized to become registered Holder(s) of the Securities by documents transmitted with this Purchase Notice. If the signature is by an attorney-in-fact, executor, administrator, trustee, guardian, partner, officer of a corporation or another party acting in a fiduciary or representative capacity, please set forth the signer's full title.


--------------------------------------------------------------------------------
                            SIGNATURE(S) OF HOLDER(S)

Date:                      , 2005

Name(s):
         -----------------------------------------------------------------------

         -----------------------------------------------------------------------
                                 (PLEASE PRINT)

Capacity:
           ---------------------------------------------------------------------

Area Code(s) and Telephone Number(s):
                                       -----------------------------------------

Tax Id./S.S. Number(s):
                         -------------------------------------------------------
                                 (TAXPAYER IDENTIFICATION NUMBER(S) OR
                                      SOCIAL SECURITY NUMBER(S))

Address(es):
              ------------------------------------------------------------------
                               (INCLUDE ZIP CODE)

                     THE GUARANTEE BELOW MUST BE COMPLETED.

                            GUARANTEE OF SIGNATURE(S)

                           (SEE INSTRUCTIONS 2 AND 5)

Authorized Signature:
                       ---------------------------------------------------------

Name:
       -------------------------------------------------------------------------

Title:
        ------------------------------------------------------------------------

Name of Eligible Institution:
                               -------------------------------------------------

Address:
          ----------------------------------------------------------------------

Area Code and Telephone Number:
                                 -----------------------------------------------

Date:                      , 2005
       --------------------

                                  INSTRUCTIONS

        FORMING PART OF THE TERMS AND CONDITIONS OF THIS PURCHASE NOTICE

1. DELIVERY OF PURCHASE NOTICE AND SECURITIES. This Purchase Notice can be used only if Securities are to be delivered with it to the Depositary or a surrender of Securities is being made concurrently by book-entry transfer to the Depositary's account at DTC. HOLDERS THAT SURRENDER THROUGH DTC NEED NOT SUBMIT A PHYSICAL PURCHASE NOTICE TO THE DEPOSITARY IF SUCH HOLDERS COMPLY WITH THE TRANSMITTAL PROCEDURES OF DTC. Securities or confirmation of the delivery of Securities by book-entry transfer to the Depositary through DTC, together with a properly completed and duly executed Purchase Notice or agent's message and any other required documents, should be delivered to the Depositary at the appropriate address set forth on the first page of this Purchase Notice and must be received by the Depositary prior to 5:00 p.m., Eastern Daylight Time, on Tuesday, August 2, 2005. The term "agent's message" means a message, transmitted to DTC and received by the Depositary and forming a part of a book-entry transfer, that states that DTC has received an express acknowledgement that the undersigned agrees to be bound by this Purchase Notice and that the Company may enforce this Purchase Notice against the undersigned. Delivery of documents to DTC or the Company does not constitute delivery to the Depositary.

     The method of delivery of all documents, including Securities, this Purchase Notice and any other required documents, is at the election and risk of the surrendering Holder(s). If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.

     Each surrendering Holder, by execution of this Purchase Notice, waives any right to receive any notice of the acceptance of his or her surrender.

2.  GUARANTEE OF SIGNATURES.   No signature guarantee is required if either:

          (a) this Purchase Notice is signed by the registered Holder(s) of the Securities (which term, for purposes of this Purchase Notice, includes any participant in DTC whose name appears on a security position listing as the Holder of such Securities) surrendered with the Purchase Notice, unless such Holder has completed the box entitled "Special Issuance Instructions" and/or "Special Delivery Instructions" above; or

          (b) the Securities surrendered with this Purchase Notice are surrendered for the account of an eligible guarantor institution, as defined in Rule 17Ad-15 under the Exchange Act (each, an "Eligible Institution").

     In all other cases an Eligible Institution must guarantee the signatures on this Purchase Notice. See Instruction 5.

3. INADEQUATE SPACE. If the space provided in the box captioned "Description of Securities Being Surrendered for Purchase" is inadequate, the Security certificate numbers, the principal amount represented by the Securities and the principal amount surrendered should be listed on a separate signed schedule and attached to this Purchase Notice.

4. PARTIAL SURRENDERS AND UNPURCHASED SECURITIES. (Not applicable to Holders who surrender by book-entry transfer.) If less than all of the principal amount evidenced by the Securities is to be surrendered for purchase, fill in the portion of the principal amount of such Securities which is to be surrendered for purchase in the column entitled "Principal Amount Surrendered for Purchase" in the box captioned "Description of Securities Being Surrendered for Purchase." In such case, a new certificate for the remainder of the Securities evidenced by the old certificate will be issued and sent to the registered Holder(s), unless otherwise specified in the box entitled "Special Issuance Instructions" and/or "Special Delivery Instructions" in this Purchase Notice, as promptly as practicable following the Purchase Date; provided, however, that each Security purchased and each new Security issued shall be in a principal amount at maturity of $1,000 or integral multiples thereof. The full principal amount of Securities listed and delivered to the Depositary is deemed to have been surrendered unless otherwise indicated.

5.   SIGNATURES ON PURCHASE NOTICE AND ENDORSEMENTS.

          (a) If this Purchase Notice is signed by the registered Holder(s) of the Securities surrendered for purchase hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the Securities without any change whatsoever.

          (b) If the Securities are registered in the names of two or more joint Holders, each such Holder must sign this Purchase Notice.

          (c) If any surrendered Securities are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Purchase Notices as there are different registrations of Securities.

          (d) (Not applicable to Holders who surrender by book-entry transfer.) When this Purchase Notice is signed by the registered Holder(s) of the Securities and transmitted hereby, no endorsements of Securities is required unless payment is to be made, or the Securities not surrendered or not purchased are to be issued, to a person other than the registered Holder(s). See Instruction 2. In such an event, signature(s) on such Securities must be guaranteed by an Eligible Institution. If this Purchase Notice is signed by a person other than the registered Holder(s) of the Securities listed, the assignment form on the Securities must be completed and signed exactly as the name(s) of the registered Holder(s) appear on the Securities and signature(s) on such Securities must be guaranteed by an Eligible Institution. See Instruction 2.

          (e) If this Purchase Notice is signed by attorneys-in-fact, executors, administrators, trustees, guardians, partners, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the Company of their authority so to act.

     6. SPECIAL PAYMENT AND SPECIAL DELIVERY INSTRUCTIONS. The surrendering Holder(s) signing this Purchase Notice should indicate in the applicable box or boxes the name and address to which Securities for principal amounts not surrendered or checks for payment of the aggregate Purchase Price are to be issued or sent, if different from the name(s) and address(es) of such Holder(s). In the case of issuance in a different name, the taxpayer identification number or social security number of the person named must also be indicated. If no instructions are given, Securities not surrendered will be returned to the Holder(s). Any Holder(s) surrendering by book-entry transfer may request that Securities not surrendered be credited to such account at DTC as such Holder(s) may designate under the caption "Special Issuance Instructions." If no such instructions are given, any such Securities not surrendered will be returned by crediting the account at DTC designated above.

     7. IRREGULARITIES. Celestica will determine, in its sole discretion, all questions as to the form of documents, eligibility, validity (including time of receipt) and acceptance for payment of any surrender of Securities and its determinations shall be final and binding on all parties. Celestica reserves the absolute right to reject any or all surrenders it determines not to be in proper form or the acceptance for payment of or payment for which may, in the opinion of Celestica's counsel, be unlawful. Celestica also reserves the absolute right to waive any defect or irregularity in the surrender of any particular Security. No surrender of Securities will be deemed to have been properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with surrenders must be cured within such time as Celestica shall determine. Celestica's interpretation of the terms of the Purchase Notice (including these instructions) will be final and binding on all parties. None of Celestica, the Depositary or any other person is or will be obligated to give notice of any defects or irregularities in surrenders of Securities and none of them will incur any liability for failure to give such notice.

     8. MUTILATED, LOST, STOLEN OR DESTROYED CERTIFICATES FOR SECURITIES. Any Holder(s) whose certificates for Securities have been mutilated, lost, stolen or destroyed should write to or telephone the Depositary at the address or telephone number set forth on the front cover page of this Purchase Notice.

     The Holder will then be instructed by the Depositary as to the steps that must be taken in order to replace the certificates. This Purchase Notice and related documents cannot be processed until the procedures for replacing mutilated, lost, stolen or destroyed certificates have been followed.

     9. QUESTIONS AND REQUESTS FOR ASSISTANCE AND ADDITIONAL COPIES. Questions and requests for assistance may be directed to the Depositary and additional copies of the Company Notice and this Purchase Notice may also be obtained from the Depositary.

     10. WITHDRAWAL RIGHTS. You may withdraw previously surrendered Securities at any time until 5:00 p.m., Eastern Daylight Time, on August 2, 2005. Securities not accepted for payment after the expiration of 40 business days from the commencement of the offer to purchase the Securities may be withdrawn. See Section 4 of the Company Notice for a more detailed description of withdrawal rights.

     11. TRANSFER TAXES. If payment of the Purchase Price is to be made to, or if Securities not surrendered or purchased are to be registered in the name of, any persons other than the registered Holder(s), or if surrendered Securities are registered in the name of any person other than the person(s) signing this Purchase Notice, the amount of any transfer taxes (whether imposed on the registered Holder(s) or such other person) payable on account of the transfer to such other person will be deducted from the Purchase Price unless satisfactory evidence of the payment of such taxes or an exemption therefrom is submitted.

     12. IMPORTANT TAX INFORMATION. Under U.S. federal income tax law, a Holder that surrenders Securities is required to provide the Depositary with such Holder's current taxpayer identification number ("TIN") on a properly completed Form W-9, or, alternatively, to establish another basis for an exemption from backup withholding. If such Holder is an individual, the TIN is his or her Social Security number. If the Depositary is not provided with the correct TIN, the Holder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, any payment made to such Holder with respect to Securities purchased pursuant to the Company Notice may be subject to 28% backup withholding.

     Certain Holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that Holder must submit to the Depositary a properly completed Internal Revenue Service Form W-8 BEN (a "Form W-8 BEN"), signed under penalties of perjury, attesting to that individual's exempt status. A Form W-8 BEN can be obtained from the Depositary. See the enclosed Form W-9 for additional instructions.

     If backup withholding applies, the Depositary is required to withhold 28% of any payment made to the Holder or other payee. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service. The Depositary cannot refund amounts withheld by reason of backup withholding.